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                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3, File No. 333-70045, and Form S-8, File No. 333-04676, and Form S-8, File No. 333-25701.

                              ARTHUR ANDERSEN LLP


San Francisco, California
March 28, 2001